UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2021

JV GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4405 Peter Road, Plantation, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 931-9244

9605 W. 49th Ave., #200, Wheat Ridge, CO 80033

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant

On November 23, 2021 (the “Closing Date”), Michael A. Littman ATTY, Defined Benefit Plan, MAL as trustee (the “Selling Stockholder”), an affiliate of Michael A. Littman (“Littman”), the secretary and a director of JV Group, Inc. (the “Company”), the owner of 98,108,000 shares of the Company’s common stock representing approximately 99.2% of the Company’s issued and outstanding common stock (the “Littman Shares”), consummated a Securities Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold 98,008,000 of the Littman Shares (the “Shares”) to Harthorne Capital Inc., a Delaware corporation (“Harthorne”) for aggregate consideration of $500,000, or approximately $0.0051 per Share.

Funds utilized for the purchase of the Shares were provided by a number of affiliated and unaffiliated persons that funded an escrow for the purpose of effecting a change of control of the Company in anticipation of a future transaction involving the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective as of the Closing Date, (a) Littman resigned from all officer and employment positions with the Company and its subsidiaries, (b) Calvin D. Smiley, Sr., the Company’s Chief Executive Officer and President, resigned from all officer and employment positions with the Company and its subsidiaries and (c) and subject to Rule 14-f-1 of the Securities Exchange Act of 1934, as amended, each of Littman, Mr. Smiley and Redgie Green, all directors of the Company, resigned as a director of the Company. None of such directors had any disagreements with the Company regarding the operations, policies or practices of the Company.

Also in accordance with the SPA and the transactions contemplated thereby, effective as of the Closing Date, (a) Michael Singh was appointed Chairman of the Board and Chief Executive Officer, (b) Andrew Trumbach was appointed President, Chief Financial Officer, Secretary and Treasurer and (c) Lisa Marie Iannitelli was appointed Executive Vice President and Director-Investor Relations.

As of the Closing Date, the size of the Board of Directors of the Company (the “Board”) was increased from three directors to six directors and each of Andrew Trumbach, Michael Singh and Lisa Marie Iannitelli were appointed as a director to fill the vacancies on the Board resulting from the Board increase.

As of the Closing Date, none of the newly appointed officers and directors will receive any compensation for his or her service to the Company. There are no related party transactions between the Company and any of the newly appointed officers or directors that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Newly Appointed Directors and Executive Officers

Michael Singh, age 55, is the founder and CEO of BTALCO Limited for over 20 years, and which is a leading logistics provider in Belize. Mr. Singh is also the managing partner for Island Club Resorts Ltd since June 2002 and has successfully developed, operated and sold the Belize Yacht Club, a major condominium development in San Pedro, Ambergris Caye, which consists of approximately 80 luxury units. Mr. Singh is also, since February 2016, the founder and Managing Partner of Century 21 Belize, a leading provider of real estate sales services in Belize. Mr. Singh holds a degree in Finance and International Business from Loyola University in New Orleans. At various times, he has served in the capacity of CEO for the Ministry of Tourism, Civil Aviation and Culture, and CEO of the Ministry of Trade and Investments, in Belize. Mr. Singh has extensive experience in a variety of successful Belize-based ventures.

Mr. Singh is an executive director of Harthorne.

The Company believes that Mr. Singh is qualified to serve as a member of the Board of Directors due to his extensive business experience.

Dr. Andrew E. Trumbach, age 60, has since 1992 been a consultant providing tax, accounting and financial analysis services and accounting information systems solutions to middle market companies and family-owned businesses. From 2008 to 2014, Dr. Trumbach was a part-time Professor at Nova Southeastern University, H. Wayne Huizenga School of Business and Entrepreneurship, where he taught classes on accounting, management and cost accounting, and accounting information systems. He has been the part-time Chief Financial Officer of Omnia Wellness Inc. (OTCQB:OMWS) since March 2021. He was the CFO of a holding company from 2008 to 2019 that owned and operated one of the largest perfume distribution businesses operating worldwide. The company acquired and managed affiliated companies that included over 45 retail stores and a duty-free company operating airline, cruise, and retail duty free and duty paid concessions located in cruise, airport, and border locations worldwide. Prior to 2008, Dr. Trumbach spent 14 years as the CFO/CIO and Sr VP of a family-owned holding and investment company that included a portfolio that consisted of commercial, industrial, and residential real estate holdings, mining operations, outdoor advertising, publishing, polling, water and sewer utility, mobile home parks, data centers, and funeral homes. Prior to moving to industry, Dr. Trumbach spent three years working in an international accounting firm and five years in a regional firm working in public accounting in both the Caribbean and the United States. Dr. Trumbach is currently a director of Borrowmoney.com, Inc. (OTCPink:BWMY), Writeup Express, Inc. and Ajuni Properties Inc. In addition to a Bachelor of Science degree in Accounting and a Master of Business Administration degree, Dr. Trumbach has earned Doctorate degrees in both Information Technology Management and Accounting. He has undertaken numerous consulting projects for major companies in the United States and the Caribbean.

Dr. Trumbach is the President, CFO and an executive director of Harthorne.

The Company believes that Dr. Trumbach is qualified to serve as a member of the Board of Directors due to his extensive business and financial experience, including acting as executive officers and directors of other public companies.

Lisa Marie Iannitelli, age 43, has been the CEO and President of Wentworth Capital Markets Inc. since January 2017. Prior to that, from October 2010 to December 2018, Ms. Iannitelli was Director of Investor Relations & Business Development at The Delavaco Group. From March 2005 to August 2010, she was in compliance and then was an Investment Associate, at BMO Nesbitt Burns Inc. Ms. Iannitelli is an executive director of Harthorne. The Company believes that Ms. Iannitelli is qualified to serve as a member of the Board of Directors due to her extensive investor relations experience and experience assisting real estate companies to go public.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2021

JV GROUP, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President and CFO